Exhibit 4.8.24 - Electronic Catalogue (9) - Fire Protection & Smoke Control Centrifugal-Fan Box - Table of Configuration

设备主要零部件及材料清单

List of Main Parts and Materials of the Equipment

型号规格：HTFC-Ⅰ~Ⅳ(BF)系列低噪声柜式离心风机箱

Model & Specification: HTFC-Ⅰ~Ⅳ(BF) Series Low Noise Cabinet Type Centrifugal Fan Box

序号 No.	部件名称 Name of Parts		材料描述 Material Description
			材质(规格) Material (Specification)	品 牌 Brand	产 地 Place of Origin	备 注 Remark
1	电机 Electric Motor		Y系列风机用三相异步电动机(防爆) Three-phase Asynchronous Motor (Explosion Prevention) for Y Series Fan	创新 Chuangxin	上虞 Shangyu	或同等品牌 Or equivalent brands
		叶片 Vane	Q235-A(Zn)镀锌钢板Q235-A(Zn) Galvanized Steel Sheet	宝钢 Baosteel	上海 Shanghai	或同等品牌 Or equivalent brands
		前盘 Front Disc	Q235-A(Zn)镀锌钢板 Q235-A(Zn) Galvanized Steel Sheet	宝钢 Baosteel	上海 Shanghai	或同等品牌 Or equivalent brands
2	叶 轮 Impeller	后盘 Back Disc	Q235-A(Zn)镀锌钢板 Q235-A(Zn) Galvanized Steel Sheet	宝钢 Baosteel	上海 Shanghai	或同等品牌 Or equivalent brands
		轴套 Shaft Sleeve	45＃(镀锌) 45＃(Galvanization)	鞍钢 Angang Steel	辽宁 Liaoning	或同等品牌 Or equivalent brands

3	壳体 Shell	Q235-A(Zn)镀锌钢板 Q235-A(Zn) Galvanized Steel Sheet	宝钢 Baosteel	上海 Shanghai	或同等品牌 Or equivalent brands
4	集流器 Collector	Q235-A(Zn)镀锌钢板 Q235-A(Zn) Galvanized Steel Sheet	宝钢 Baosteel	上海 Shanghai	或同等品牌 Or equivalent brands
5	主轴 Main Shaft	45＃(调质) 45＃(Quenching and Tempering)	鞍钢 Angang Steel	辽宁 Liaoning	或同等品牌 Or equivalent brands
6	轴承 Bearing	UPC	南安 Nan’an	泉州 Quanzhou	或同等品牌 Or equivalent brands
7	皮带 Belt	橡胶 Rubber	“甬” “Yong”	宁波 Ningbo	或同等品牌 Or equivalent brands
8	带轮 Belt Wheel	HT200	富技 Fuji	上虞 Shangyu	或同等品牌 Or equivalent brands
9	箱体框架 Box Framework	Q235-A(Zn)镀锌钢板 一次性冷弯成形 Q235-A(Zn) Galvanized Steel Sheet, one step cold bending forming	宝钢 Baosteel	上海 Shanghai	或同等品牌 Or equivalent brands

		外板 Outside plate	Q235-A彩涂板 Q235-A Color Coated Sheet	宝钢 Baosteel	上海 Shanghai	或同等品牌 Or equivalent brands
10	箱 板 Box Board	夹层 Sandwich plate	厚25mm超细玻璃棉 (装配挤压后约20mm厚) 25mm thickness extra-fine glass wool (approx. 20mm in thickness after assembly and extrusion)	高阳 Gaoyang	无锡 Wuxi	或同等品牌 Or equivalent brands
		内板 Inner plate	Q235-A(Zn)镀锌消声微孔板 Q235-A(Zn) Galvanized Muffler Microplate	宝钢 Baosteel	上海 Shanghai	或同等品牌 Or equivalent brands
11	底 盘 Chassis	钢板 Steel sheet	Q235-A	宝钢 Baosteel	上海 Shanghai	或同等品牌 Or equivalent brands
		槽钢 Channel steel	Q235-A	鞍钢 Angang Steel	辽宁 Liaoning	或同等品牌 Or equivalent brands
12	进出口法兰 Suction and Discharge Flanges		Q235-A	宝钢 Baosteel	上海 Shanghai	或同等品牌 Or equivalent brands

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